EXHIBIT 99.1

FOR IMMEDIATE RELEASE
July 19, 2016

For further information contact:
Investor Relations
PR@citizensinc.com

CITIZENS, INC. ANNOUNCES ELECTION OF INDEPENDENT DIRECTOR TERRY MANESS AS AUDIT COMMITTEE CHAIR

AUSTIN, TX - July 19, 2016 -- Citizens, Inc. (NYSE: CIA) today announced that independent director Dr. Terry Maness has been elected Chairman of the Audit Committee, succeeding Tim Timmerman.

Dr. Terry S. Maness also serves as the qualified “audit committee financial expert,” as that term is defined in the rules of the SEC. Dr. Maness has served as Dean of Baylor University's Hankamer School of Business since 1997. He previously served as Associate Dean for Undergraduate Programs and as Chairman of the Department of Finance, Insurance and Real Estate. In his accomplished career, he has authored five books about financial analysis and financial management, and also a contributing author to various publications, such as Journal of Finance, Journal of Banking and Finance, Journal of Financial Education, Journal of Portfolio Management, Journal of Financial and Quantitative Analysis, Journal of Futures Markets, Journal of Cash Management and Corporate Controller.

Citizens also announced the resignation of Tim Timmerman as a director and Chairman of the Audit Committee, effective July 14, 2016. After receiving and accepting Mr. Timmerman’s resignation, Board Chairman Dr. Robert Sloan said, “On behalf of Citizens and its Board of Directors, I want to thank Tim Timmerman for the over 27 years of service he has provided to Citizens’ Board. Tim has been a valued Board member for a significant period of time and has played a critical role as our Audit Committee Chair, which is a demanding and time consuming job. His departure makes way for much needed new perspectives on our Board as we execute our business plan on behalf of our policy holders, shareholders and employees.”

Mr. Timmerman, the longest tenured Citizens Board member, thanked the Company for the opportunity to serve and expressed, “there comes a moment in everyone’s life when one needs to evaluate how much time they have to spend on things. This is one of those times. I am proud of my service at Citizens, and I remain supportive of the Board and direction of the Company.”

With the recent departures of two long-serving directors, the Board now consists of seven directors, five of which are independent, with two vacancies. The Board intends to appoint an additional existing independent director to the Audit Committee in the near term, and the Nominating and Corporate Governance Committee is undertaking a search to identify additional qualified independent directors to join the Board.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies.

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “will,” “expect,” “anticipate”, “intends,” “continue” or comparable words. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Examples of forward-looking statements may include, without limitation, statements regarding the Board’s intention to appoint additional directors to the Board and/or Audit Committee. Readers are encouraged to read the SEC reports of the Company, particularly its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, its quarterly reports on Form 10-Q and its current reports on Form 8-K, for “Risk Factors” and other meaningful cautionary language disclosing why actual results may vary materially from those expected or implied by the forward-looking statements. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company’s expectations. Accordingly, you should not unduly rely on these forward-looking statements. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.